The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

       Subject to Completion, Pricing Supplement dated September 9, 2002
PROSPECTUS Dated June 11, 2002                     Pricing Supplement No. 13 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-83616
Dated June 11, 2002                                     Dated            , 2002
                                                                 Rule 424(b)(3)

                                   $
                                 Morgan Stanley
                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                                ---------------

                         BRIDGES(SM) Due June 30, 2009
           Based on the Value of the Dow Jones Industrial Average(SM)

The BRIDGES will pay the principal amount of $10 at maturity. In addition, the BRIDGES will also pay a supplemental amount if the average value of the Dow Jones Industrial Average(SM), which we refer to as the DJIA(SM), as determined on five specified determination dates during the life of the BRIDGES exceeds the initial index value.

o    The principal amount and issue price of each BRIDGES is $10.

o    We will not pay interest on the BRIDGES.

o At maturity, you will receive the principal amount of $10 per BRIDGES plus a supplemental redemption amount equal to the product of (i) $10 times
     (ii) the percentage increase, if any, in the final average index value over the initial index value.

     o    The initial index value will equal         , the closing value of the
          DJIA on the day we offer the BRIDGES for initial sale to the public.

     o The final average index value will equal the arithmetic average of the closing values of the DJIA on June 30, 2005, June 30, 2006, June 30, 2007, June 30, 2008 and June 26, 2009.

o If the final average index value of the DJIA is less than or equal to the initial index value, you will receive only the principal amount of the BRIDGES and will not receive any supplemental redemption amount.

o Investing in the BRIDGES is not equivalent to investing in the DJIA or its component stocks.

o We will apply to list the BRIDGES under the proposed symbol "BGD" on the American Stock Exchange LLC.

You should read the more detailed description of the BRIDGES in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of BRIDGES."

The BRIDGES involve risks not associated with an investment in ordinary debt securities. See "Risk Factors" beginning on PS-5.

                                ---------------
                             PRICE $10 PER BRIDGES
                                ---------------


                                         Price to     Agent's      Proceeds to
                                          Public    Commissions      Company
                                         --------   -----------    -----------
Per BRIDGES..........................       $            $              $
Total................................       $            $              $

If you purchase at least 100,000 BRIDGES in any single transaction and you comply with the holding period requirement described under "Supplemental Information Concerning Plan of Distribution" in this pricing supplement, the
price will be $       per BRIDGES (   % of the issue price). In that case, the
Agent's commissions will be $         per BRIDGES.

                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the BRIDGES we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The BRIDGES offered are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the BRIDGES is linked to the performance of the Dow Jones Industrial Average, which we refer to as the DJIA. These BRIDGES combine features of debt and equity by offering at maturity 100% protection of the issue price with the opportunity to participate in the upside potential of the underlying DJIA.

     "BRIDGES" is our service mark. "Dow Jones," "Dow Jones Industrial Average(SM)" and "DJIA(SM)" are service marks of Dow Jones & Company, Inc. and have been licensed for use by Morgan Stanley.

Each BRIDGES costs $10        We, Morgan Stanley, are offering you BRIDGES due
                              June 30, 2009 Based on the Value of the Dow Jones
                              Industrial Average. The principal amount and issue price of each BRIDGES is $10.

Payment at maturity           Unlike ordinary debt securities, the BRIDGES do
                              not pay interest. Instead, at maturity, you will
                              receive the principal amount of $10 per BRIDGES,
                              plus a supplemental redemption amount if the
                              final average index value of the DJIA is greater
                              than the initial index value. The initial index
                              value is         , the closing value of the DJIA
                              on the day we offer the BRIDGES for initial sale to the public. The final average index value is the arithmetic average of the closing values of the DJIA on each of the five determination dates during the life of the BRIDGES.

                                          100% Principal Protection

                              We will pay you at least $10 at maturity, plus the supplemental redemption amount, if any.

                                      The Supplemental Redemption Amount

                              The supplemental redemption amount will be equal to the product of (i) $10 times (ii) the percentage increase, if any, in the final average index value over the initial index value. If the final average index value is greater than the initial index value, the supplemental redemption amount will be calculated as follows:

                                Supplemental            (Final Average Index Value - Initial Index Value)
                                 Redemption    =  $10 x -------------------------------------------------
                                  Amount                              Initial Index Value

                              where,
                                Initial Index
                                 Value         =  the DJIA closing value on the
                                                  day we offer the BRIDGES for
                                                  initial sale to the public

                                Final Average
                                 Index Value   =  the arithmetic average of the
                                                  DJIA closing values on each of
                                                  the Determination Dates as
                                                  calculated by the Calculation
                                                  Agent on the last
                                                  Determination Date

                                Determination
                                 Dates         =  June 30, 2005, June 30, 2006,
                                                  June 30, 2007, June 30, 2008,
                                                  and June 26, 2009, in each
                                                  case subject to adjustment in
                                                  the event of certain market
                                                  disruption events

                              However, if the final average index value is less than or equal to the initial index value, the supplemental redemption amount will be zero. In that case, you will receive only the principal amount at maturity and will not receive any supplemental redemption amount. The payment to you of the principal amount and the supplemental redemption amount, if any, upon maturity of the BRIDGES will be determined in U.S. Dollars.

                              You can review the historical values of the DJIA in the section of this pricing supplement called "Description of BRIDGES--Historical Information." The payment of dividends on the stocks that underlie the DJIA is not reflected in the level of the DJIA and, therefore, has no effect on the calculation of the payment at maturity.

MS & Co. will be the          We have appointed our affiliate, Morgan Stanley &
calculation agent             Co. Incorporated, which we refer to as MS & Co.,
                              to act as calculation agent for JPMorgan Chase
                              Bank, the trustee for our senior notes. As calculation agent, MS & Co. will determine the initial index value, the final average index value, the percentage change in the DJIA and the supplemental redemption amount, if any, you will receive at maturity.

Where you can find            The BRIDGES are senior notes issued as part of
more information on           our Series C medium-term note program. You can
the BRIDGES                   find a general description of our Series C
                              medium-term note program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections of the prospectus supplement called "Description of Notes--Fixed Rate Notes" and "--Notes Linked to Commodity Prices, Single
                              Securities, Baskets of Securities or Indices."

                              Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the BRIDGES, you should read the "Description of BRIDGES" section in this pricing supplement. You should also read about some of the risks involved in investing in BRIDGES in the section called "Risk Factors." The tax treatment of investments in index-linked notes such as BRIDGES differs from that of investments in ordinary debt securities. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the BRIDGES.

How to reach us               You may contact your local Morgan Stanley branch
                              office or our principal executive offices at 1585
                              Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                                  RISK FACTORS

     The BRIDGES are not secured debt and, unlike ordinary debt securities, the BRIDGES do not pay interest. Investing in the BRIDGES is not equivalent to investing directly in the DJIA. This section describes the most significant risks relating to the BRIDGES. You should carefully consider whether the BRIDGES are suited to your particular circumstances before you decide to purchase them.

BRIDGES are not               The terms of the BRIDGES differ from those of
ordinary senior notes         ordinary debt securities in that we will not pay
                              interest on the BRIDGES. Because the supplemental redemption amount due at maturity may be equal to zero, the return on your investment in the BRIDGES (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount of each BRIDGES at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time.

BRIDGES may not pay           If the final average index value is less than or
more than the principal       equal to the initial index value, you will
amount at maturity            receive only the principal amount of $10 for each
                              BRIDGES you hold at maturity.

BRIDGES may not               There may be little or no secondary market for
be actively traded            the BRIDGES. Although we will apply to list the
                              BRIDGES on the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the BRIDGES, but it is not required to do so.

Market price of the           Several factors, many of which are beyond our
BRIDGES influenced by         control, will influence the value of the BRIDGES,
many unpredictable factors    including:

                              o the value of the DJIA at any time and on the specific determination dates

                              o    interest and yield rates in the market

                              o the volatility (frequency and magnitude of changes in value) of the DJIA

                              o    economic, financial, political and
                                   regulatory or judicial events that affect the securities underlying the DJIA or stock markets generally and which may affect the final average index value

                              o the time remaining to the maturity of the BRIDGES

                              o the dividend rate on the stocks underlying the DJIA

                              o    our creditworthiness

                              Some or all of these factors will influence the price that you will receive if you sell your BRIDGES prior to maturity. For example, you may have to sell your BRIDGES at a substantial discount from the principal amount if at the time of sale or on earlier determination dates the DJIA is at, below, or not sufficiently above the initial index value or if market interest rates rise.

                              You cannot predict the future performance of the DJIA based on its historical performance. We cannot guarantee that the final average index value will be higher than the initial index value so that you will receive at maturity an amount in excess of the principal amount of the BRIDGES.

Investing in the BRIDGES      Because the final average index value is based on
is not equivalent to          the closing value of the DJIA on the five
investing in the DJIA         determination dates during the term of the
                              BRIDGES, it is possible for the final average index value to be lower than the initial index value even if the value of the DJIA at maturity is higher than the initial index value.

We are not affiliated with    We are not affiliated with any of the issuers of
the issuers of the stocks     the stocks underlying the DJIA. We or our
underlying the DJIA           subsidiaries may now or in the future engage in
                              business with one or more of the issuers of the underlying stocks, including extending loans to, or making equity investments in, any of them or their affiliates or providing underwriting or advisory services to them, including merger and acquisition advisory services. In the course of our business, we or our affiliates may also acquire non-public information about one or more of these issuers. Neither we nor any of our affiliates undertakes to disclose any such information to you. Moreover, we have no ability to control the actions of the issuers of the underlying stocks, including any corporate actions of the type that would require Dow Jones
                              Indexes to adjust the DJIA. We or our affiliates from time to time have published and in the future may publish research reports with respect to the underlying stocks. These research reports may or may not recommend that investors buy or hold the underlying stocks. The DJIA was compiled independently of any research recommendations and may not be consistent with any such recommendations. The issuers of the underlying stocks are not involved in the offering of the BRIDGES in any way and have no obligation to consider your interest as an owner of the BRIDGES in taking any corporate actions that might affect the value of your BRIDGES. None of the money you pay for the BRIDGES will go to the Dow Jones
                              Company, Inc. ("Dow Jones") or the issuers of the underlying stocks.

Adjustments to the DJIA       Dow Jones Indexes, a part of Dow Jones, is
could adversely affect the    responsible for calculating and maintaining the
value of the BRIDGES          DJIA. You should not conclude that the inclusion
                              of a stock in the DJIA is an investment
                              recommendation by us of that stock. The editors of The Wall Street Journal, which is published by Dow Jones, can add, delete or substitute the stocks underlying the DJIA, and Dow Jones Indexes can make other methodological changes required by certain events relating to the underlying stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of the DJIA. Dow
                              Jones may discontinue or suspend calculation or dissemination of the DJIA. Any of these actions could adversely affect the value of the BRIDGES.

                              Dow Jones may discontinue or suspend calculation or publication of the DJIA at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued DJIA. MS & Co. could have an economic interest that is different than that of holders of the BRIDGES insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or another of its affiliates. If there is no appropriate successor index, at maturity the payout on the BRIDGES will be an amount based on the closing prices of the stocks underlying the DJIA computed by the calculation agent in accordance with the methodology for calculating the DJIA last in effect prior to discontinuance of the DJIA.

You have no                   As an owner of BRIDGES, you will not have voting
shareholder rights            rights or rights to receive dividends or other
                              distributions or any other rights with respect to the stocks that underlie the DJIA.

Adverse economic interests    As calculation agent, our affiliate MS & Co. will
of the calculation agent      calculate the final average index value and the
and its affiliates may        supplemental redemption amount, if any, we will
influence determinations      pay to you at maturity. We expect that MS & Co.
                              and other affiliates will carry out hedging activities related to the BRIDGES (and possibly to other instruments linked to the DJIA or its component stocks), including trading in the stocks underlying the DJIA as well as in other instruments related to the DJIA. Any of these hedging activities could influence MS & Co.'s determinations as calculation agent. MS & Co. and some of our other subsidiaries also trade the stocks underlying the DJIA and other financial instruments related to the DJIA on a regular basis as part of their general broker-dealer business. Any of these trading activities could potentially affect the value of the DJIA and, accordingly, could affect the payout to you on the BRIDGES.

Tax treatment                 You should also consider the tax consequences of
                              investing in the BRIDGES. The BRIDGES will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes, as described in the section of this pricing supplement called "Description of BRIDGES--United
                              States Federal Income Taxation." Under this treatment, if you are a U.S. taxable investor, you will be subject to annual income tax based on the comparable yield of the BRIDGES even though you will not receive any interest payments on the BRIDGES. In addition, any gain recognized by U.S.
                              taxable investors on the sale or exchange of the BRIDGES generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of
                              BRIDGES--United States Federal Income Taxation" and the section called "United States Federal
                              Taxation--Notes--Notes Linked to Commodity
                              Prices, Single Securities, Baskets of Securities or Indices" in the accompanying prospectus supplement.

                              You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the BRIDGES.

                             DESCRIPTION OF BRIDGES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "BRIDGES" refers to each $10 principal amount of any of our BRIDGES Due June 30, 2009 Based on the Value of the Dow Jones Industrial Average. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Principal Amount......................  $

Original Issue Date (Settlement Date).                , 2002

Maturity Date.........................  June 30, 2009, subject to extension in the event of a Market Disruption Event
                                        on the fifth Determination Date for
                                        calculating the Final Average Index
                                        Value.

                                        If, due to a Market Disruption Event or
                                        otherwise, the fifth Determination Date
                                        is postponed so that it falls less than
                                        two scheduled Trading Days prior to the
                                        scheduled Maturity Date, the Maturity
                                        Date will be the second scheduled
                                        Trading Day following that fifth
                                        Determination Date as postponed. See
                                        "--Determination Dates" below.

Specified Currency....................  U.S. Dollars

CUSIP.................................  61744Y264

Minimum Denominations.................  $10

Issue Price...........................  100%

Interest Rate.........................  None

Maturity Redemption Amount............  At maturity, you will receive for each
                                        BRIDGES $10 (the principal amount of
                                        each BRIDGES) plus the Supplemental
                                        Redemption Amount, if any.

Supplemental Redemption Amount........  We will pay you a Supplemental
                                        Redemption Amount per BRIDGES at
                                        maturity equal to the greater of (i)
                                        zero and (ii) the product of $10 times
                                        the DJIA Percent Change. The
                                        Calculation Agent will calculate the
                                        Supplemental Redemption Amount on the
                                        fifth Determination Date.

                                        We shall, or shall cause the
                                        Calculation Agent to, (i) provide
                                        written notice to the Trustee at its
                                        New York office, on which notice the
                                        Trustee may conclusively rely, and to
                                        the Depositary of the Maturity
                                        Redemption Amount on or prior to 11:00
                                        a.m. on the Trading Day preceding the
                                        Maturity Date and (ii) deliver the
                                        aggregate cash amount due with respect
                                        to the BRIDGES to the Trustee for
                                        delivery to the holders on the Maturity
                                        Date. See "Discontinuance of the DJIA;
                                        Alteration of Method of Calculation"
                                        below.

DJIA Percent Change...................  The DJIA Percent Change is a fraction, the numerator of which will be the
                                        Final Average Index Value minus the
                                        Initial Index Value and the denominator
                                        of which will be the Initial Index
                                        Value. The DJIA Percent Change is
                                        described by the following formula:

                                            Final Average Index Value - Initial Index Value
                                            -----------------------------------------------
                                                          Initial Index Value

Initial Index Value...................           , the Index Closing Value on
                                        the day we offer the BRIDGES for
                                        initial sale to the public.

Final Average Index Value.............  The arithmetic average of the Index
                                        Closing Values on each of the
                                        Determination Dates, as determined by
                                        the Calculation Agent.

Index Closing Value...................  The Index Closing Value on any Trading
                                        Day will equal the closing value of the
                                        DJIA or any Successor Index (as defined
                                        under "--Discontinuance of the DJIA;
                                        Alteration of Method of Calculation"
                                        below) published at the regular
                                        official weekday close of trading on
                                        that Trading Day. In certain
                                        circumstances, the Index Closing Value
                                        will be based on the alternate
                                        calculation of the DJIA described under
                                        "--Discontinuance of the DJIA;
                                        Alteration of Method of Calculation."

                                        In this "Description of BRIDGES,"
                                        references to the DJIA will include any
                                        Successor Index, unless the context
                                        requires otherwise.

Determination Dates...................  The Determination Dates will be June
                                        30, 2005, June 30, 2006, June 30, 2007,
                                        June 30, 2008 and June 26, 2009, in
                                        each such case subject to adjustment
                                        for Market Disruption Events as
                                        described in the two following
                                        paragraphs.

                                        If any of the first four scheduled
                                        Determination Dates is not a Trading
                                        Day or if a Market Disruption Event
                                        occurs on any such date, such
                                        Determination Date will be the
                                        immediately succeeding Trading Day
                                        during which no Market Disruption Event
                                        shall have occurred; provided that if a
                                        Market Disruption Event occurs on any
                                        of the first four scheduled
                                        Determination Dates and on each of the
                                        five Trading Days immediately
                                        succeeding that scheduled Determination
                                        Date, then (i) such fifth succeeding
                                        Trading Day will be deemed to be the
                                        relevant Determination Date,
                                        notwithstanding the occurrence of a
                                        Market Disruption Event on such day,
                                        and (ii) with respect to any such fifth
                                        Trading Day on which a Market
                                        Disruption Event occurs, the
                                        Calculation Agent will determine the
                                        value of the DJIA on such fifth Trading
                                        Day in accordance with the formula for
                                        and methodology of calculating the
                                        value of the DJIA last in effect prior
                                        to the commencement of the Market
                                        Disruption Event, using the closing
                                        price (or, if trading in the relevant
                                        securities has been materially
                                        suspended or materially limited, its
                                        good faith estimate of the closing
                                        price that would have prevailed but for
                                        such suspension or limitation) on such
                                        Trading Day of each security most
                                        recently comprising the DJIA.

                                        If June 26, 2009 (the fifth scheduled
                                        Determination Date) is not a Trading
                                        Day or if there is a Market Disruption
                                        Event on such day, the
                                        fifth Determination Date will be the
                                        immediately succeeding Trading Day
                                        during which no Market Disruption Event
                                        shall have occurred.

Trading Day...........................  A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the New York Stock
                                        Exchange ("NYSE"), the AMEX, the Nasdaq
                                        National Market, the Chicago Mercantile
                                        Exchange and the Chicago Board of
                                        Options Exchange and in the
                                        over-the-counter market for equity
                                        securities in the United States.

Book Entry Note or Certificated Note..  Book Entry

Senior Note or Subordinated Note......  Senior

Trustee...............................  JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent.................................  Morgan Stanley & Co. Incorporated and
                                        its successors ("MS & Co.").

Market Disruption Event...............  "Market Disruption Event" means, with respect to the DJIA, the occurrence or
                                        existence on any Trading Day of a
                                        suspension, absence or material
                                        limitation of trading of six or more of
                                        the stocks then constituting the DJIA
                                        (or the relevant Successor Index) on
                                        the Relevant Exchanges for such
                                        securities for the same period of
                                        trading longer than two hours or during
                                        the one-half hour period preceding the
                                        close of the principal trading session
                                        on such Relevant Exchange; or a
                                        breakdown or failure in the price and
                                        trade reporting systems of any Relevant
                                        Exchange as a result of which the
                                        reported trading prices for six or more
                                        of the stocks then constituting the
                                        DJIA (or the relevant Successor Index)
                                        during the last one-half hour preceding
                                        the close of the principal trading
                                        session on such Relevant Exchange are
                                        materially inaccurate; or the
                                        suspension, material limitation or
                                        absence of trading on any major U.S.
                                        securities market for trading in
                                        futures or options contracts related to
                                        the DJIA (or the relevant Successor
                                        Index) for more than two hours of
                                        trading or during the one-half hour
                                        period preceding the close of the
                                        principal trading session on such
                                        market, in each case as determined by
                                        the Calculation Agent in its sole
                                        discretion.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant exchange
                                        or market, (2) a decision to
                                        permanently discontinue trading in the
                                        relevant futures or options contract
                                        will not constitute a Market Disruption
                                        Event, (3) limitations pursuant to the
                                        rules of any Relevant Exchange similar
                                        to NYSE Rule 80A (or any applicable
                                        rule or regulation enacted or
                                        promulgated by any other
                                        self-regulatory organization or any
                                        government agency of scope similar to
                                        NYSE Rule 80A as determined by the
                                        Calculation Agent) on trading during
                                        significant market fluctuations will
                                        constitute a suspension, absence or
                                        material limitation of trading, (4) a
                                        suspension of trading in futures or
                                        options contracts on the DJIA by the
                                        primary securities market trading in
                                        such contracts by reason of (a) a price
                                        change exceeding limits set by such
                                        exchange or market, (b) an imbalance of
                                        orders relating to such contracts or
                                        (c) a disparity in bid and ask quotes
                                        relating to such contracts will
                                        constitute a suspension, absence or
                                        material limitation of trading in
                                        futures or options contracts related to
                                        the DJIA and (5) a "suspension, absence
                                        or material limitation of trading" on
                                        any Relevant Exchange or on the primary
                                        market on which futures or options
                                        contracts related to the DJIA are
                                        traded will not include any time when
                                        such market is itself closed for
                                        trading under ordinary circumstances.

Relevant Exchange.....................  "Relevant Exchange" means the primary
                                        U.S. organized exchange or market of
                                        trading for any security then included
                                        in the DJIA or any Successor Index.

Alternate Exchange Calculation
in Case of an Event of Default .......  In case an event of default with respect to the BRIDGES shall have
                                        occurred and be continuing, the amount
                                        declared due and payable for each
                                        BRIDGES upon any acceleration of the
                                        BRIDGES will be equal to $10 plus the
                                        Supplemental Redemption Amount, if any,
                                        determined as though the Index Closing
                                        Value for any Determination Date
                                        scheduled to occur on or after such
                                        date of acceleration were the Index
                                        Closing Value on the date of
                                        acceleration.

                                        If the maturity of the BRIDGES is
                                        accelerated because of an event of
                                        default as described above, we shall,
                                        or shall cause the Calculation Agent
                                        to, provide written notice to the
                                        Trustee at its New York office, on
                                        which notice the Trustee may
                                        conclusively rely, and to the
                                        Depositary of the Maturity Redemption
                                        Amount as promptly as possible and in
                                        no event later than two Business Days
                                        after the date of acceleration.

Calculation Agent.....................  MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        All calculations with respect to the
                                        Final Average Index Value and the
                                        Supplemental Redemption Amount, if any,
                                        will be rounded to the nearest one
                                        hundred-thousandth, with five
                                        one-millionths rounded upward (e.g.,
                                        .876545 would be rounded to .87655);
                                        all dollar amounts related to
                                        determination of the amount of cash
                                        payable per BRIDGES will be rounded to
                                        the nearest ten-thousandth, with five
                                        one hundred-thousandths rounded upward
                                        (e.g., .76545 would be rounded up to
                                        .7655); and all dollar amounts paid on
                                        the aggregate number of BRIDGES will be
                                        rounded to the nearest cent, with one-
                                        half cent rounded upward.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of
                                        the Calculation Agent and its
                                        affiliates may be adverse to your
                                        interests as an owner of the BRIDGES,
                                        including with respect to certain
                                        determinations and judgments that the
                                        Calculation Agent must make in
                                        determining any Index Closing Value,
                                        the Final Average Index Value, the DJIA
                                        Percent Change, the Supplemental
                                        Redemption Amount or whether a Market
                                        Disruption Event has occurred. See
                                        "--Discontinuance of the DJIA;
                                        Alteration of Method
                                        of Calculation" and "--Market
                                        Disruption Event" below. MS & Co. is
                                        obligated to carry out its duties and
                                        functions as Calculation Agent in good
                                        faith and using its reasonable
                                        judgment.

The DJIA..............................  We have derived all information contained in this pricing supplement
                                        regarding the DJIA, including, without
                                        limitation, its make-up, method of
                                        calculation and changes in its
                                        components, from publicly available
                                        information. Such information reflects
                                        the policies of, and is subject to
                                        change by, Dow Jones. The DJIA is
                                        calculated and maintained by Dow Jones
                                        Indexes and published by Dow Jones
                                        Company, Inc. ("Dow Jones"). We make no
                                        representation or warranty as to the
                                        accuracy or completeness of such
                                        information.

                                        The DJIA is a price-weighted index
                                        comprised of 30 common stocks selected
                                        at the discretion of the editors of The
                                        Wall Street Journal ("WSJ"), which is
                                        published by Dow Jones, as
                                        representative of the broad market of
                                        U.S. industry. There are no
                                        pre-determined criteria for selection
                                        of a component stock except that
                                        component companies represented by the
                                        DJIA should be established U.S.
                                        companies that are leaders in their
                                        industries. The DJIA serves as a
                                        measure of the entire U.S. market such
                                        as financial services, technology,
                                        retail, entertainment and consumer
                                        goods and is not limited to
                                        traditionally defined industrial
                                        stocks.

                                        Changes in the composition of the DJIA
                                        are made entirely by the editors of the
                                        WSJ without consultation with the
                                        component companies represented in the
                                        DJIA, any stock exchange, any official
                                        agency or us. In order to maintain
                                        continuity, changes to the component
                                        stocks included in the DJIA tend to be
                                        made infrequently and generally occur
                                        only after corporate acquisitions or
                                        other dramatic shifts in a component
                                        company's core business. When one
                                        component stock is replaced, the entire
                                        index is reviewed. As a result,
                                        multiple component changes are often
                                        implemented simultaneously. The
                                        component stocks of the DJIA may be
                                        changed at any time for any reason.

                                        The DJIA is price weighted rather than
                                        market capitalization weighted.
                                        Therefore, the component stock
                                        weightings are affected only by changes
                                        in the stocks' prices, in contrast with
                                        the weightings of other indices that
                                        are affected by both price changes and
                                        changes in the number of shares
                                        outstanding. The value of the DJIA is
                                        the sum of the primary exchange prices
                                        of each of the 30 common stocks
                                        included in the DJIA, divided by a
                                        divisor. The divisor is changed in
                                        accordance with a mathematical formula
                                        to adjust for stock dividends, splits,
                                        spin-offs and other corporate actions
                                        such as rights offerings and
                                        extraordinary dividends. Normal cash
                                        dividends are not taken into account in
                                        the calculation of the DJIA. The
                                        current divisor of the DJIA is
                                        published daily in the WSJ and other
                                        publications. While this methodology
                                        reflects current practice in
                                        calculating the DJIA, no assurance can
                                        be given that Dow Jones will not modify
                                        or change this methodology in a manner
                                        that may affect the amounts payable on
                                        the BRIDGES at maturity.

                                        The formula used to calculate divisor
                                        adjustments is:

                                                                   Adjusted
                                        New         Current      Sum of Prices
                                        Divisor  =  Divisor  x  ----------------
                                                                 Unadjusted Sum
                                                                   of Prices

                                        Each component company of the DJIA as
                                        of September 9, 2002 and its
                                        corresponding stock ticker symbol is
                                        set forth in the following table.
                                        Twenty-eight of the DJIA component
                                        companies are traded on the NYSE, and
                                        the other two companies are traded on
                                        the Nasdaq National Market.

                                                      Issuer of Component Stock            Symbol
                                        ------------------------------------------------   ------
                                        Alcoa Inc.......................................   AA
                                        American Express Company........................   AXP
                                        AT&T Corp.......................................   T
                                        The Boeing Company..............................   BA
                                        Caterpillar Inc.................................   CAT
                                        Citigroup Inc...................................   C
                                        The Coca-Cola Company...........................   KO
                                        E.I. du Pont de Nemours and Company.............   DD
                                        Eastman Kodak Company...........................   EK
                                        Exxon Mobil Corporation.........................   XOM
                                        General Electric Company........................   GE
                                        General Motors Corporation......................   GM
                                        Hewlett-Packard Company.........................   HPQ
                                        The Home Depot, Inc.............................   HD
                                        Honeywell International Inc.....................   HON
                                        Intel Corporation...............................   INTC
                                        International Business Machines Corporation.....   IBM
                                        International Paper Company.....................   IP
                                        J.P. Morgan Chase & Co..........................   JPM
                                        Johnson & Johnson...............................   JNJ
                                        McDonald's Corporation..........................   MCD
                                        Merck & Co., Inc................................   MRK
                                        Microsoft Corporation...........................   MSFT
                                        3M Company......................................   MMM
                                        Philip Morris Companies Inc.....................   MO
                                        The Procter & Gamble Company....................   PG
                                        SBC Communications Inc..........................   SBC
                                        United Technologies Corporation.................   UTX
                                        Wal-Mart Stores, Inc............................   WMT
                                        The Walt Disney Company.........................   DIS

Discontinuance of the DJIA;
 Alteration of Method of Calculation..  If Dow Jones discontinues publication of the DJIA and Dow Jones or another
                                        entity publishes a successor or
                                        substitute index that MS & Co., as the
                                        Calculation Agent, determines, in its
                                        sole discretion, to be comparable to
                                        the discontinued DJIA (such index being
                                        referred to herein as a "Successor
                                        Index"), then any subsequent Index
                                        Closing Value will be determined by
                                        reference to the value of such
                                        Successor Index at the close of trading
                                        on the NYSE, the AMEX, the Nasdaq
                                        National Market or the relevant
                                        exchange or market for the Successor
                                        Index on the date that any Index
                                        Closing Value is to be determined.

                                        Upon any selection by the Calculation
                                        Agent of a Successor Index, the
                                        Calculation Agent will cause written
                                        notice thereof to be
                                        furnished to the Trustee, to Morgan
                                        Stanley and to the holders of the
                                        BRIDGES within three Trading Days of
                                        such selection.

                                        If Dow Jones discontinues publication
                                        of the DJIA prior to, and such
                                        discontinuance is continuing on, any
                                        Determination Date and MS & Co., as the
                                        Calculation Agent, determines, in its
                                        sole discretion, that no Successor
                                        Index is available at such time, then
                                        the Calculation Agent will determine
                                        the Index Closing Value for such date.
                                        The Index Closing Value will be
                                        computed by the Calculation Agent in
                                        accordance with the formula for and
                                        method of calculating the DJIA last in
                                        effect prior to such discontinuance,
                                        using the closing price (or, if trading
                                        in the relevant securities has been
                                        materially suspended or materially
                                        limited, its good faith estimate of the
                                        closing price that would have prevailed
                                        but for such suspension or limitation)
                                        at the close of the principal trading
                                        session of the Relevant Exchange on
                                        such date of each security most
                                        recently comprising the DJIA.
                                        Notwithstanding these alternative
                                        arrangements, discontinuance of the
                                        publication of the DJIA may adversely
                                        affect the value of the BRIDGES.

                                        If at any time the method of
                                        calculating the DJIA or a Successor
                                        Index, or the value thereof, is changed
                                        in a material respect, or if the DJIA
                                        or a Successor Index is in any other
                                        way modified so that such index does
                                        not, in the opinion of MS & Co., as the
                                        Calculation Agent, fairly represent the
                                        value of the DJIA or such Successor
                                        Index had such changes or modifications
                                        not been made, then, from and after
                                        such time, the Calculation Agent will,
                                        at the close of business in New York
                                        City on each date on which the Index
                                        Closing Value is to be determined, make
                                        such calculations and adjustments as,
                                        in the good faith judgment of the
                                        Calculation Agent, may be necessary in
                                        order to arrive at a value of a stock
                                        index comparable to the DJIA or such
                                        Successor Index, as the case may be, as
                                        if such changes or modifications had
                                        not been made, and the Calculation
                                        Agent will calculate the Final Average
                                        Index Value with reference to the DJIA
                                        or such Successor Index, as adjusted.
                                        Accordingly, if the method of
                                        calculating the DJIA or a Successor
                                        Index is modified so that the value of
                                        such index is a fraction of what it
                                        would have been if it had not been
                                        modified (e.g., due to a split in the
                                        index), then the Calculation Agent will
                                        adjust such index in order to arrive at
                                        a value of the DJIA or such Successor
                                        Index as if it had not been modified
                                        (e.g., as if such split had not
                                        occurred).

Historical Information................  The following table sets forth the high and low Index Closing Values, as well
                                        as end-of-quarter Index Closing Values,
                                        of the DJIA for each quarter in the
                                        period from January 1, 1997 through
                                        September 9, 2002. The Index Closing
                                        Value on September 9, 2002 was 8519.38.
                                        We obtained the information in the
                                        table below from Bloomberg Financial
                                        Markets, and we believe such
                                        information to be accurate.

                                        The historical values of the DJIA
                                        should not be taken as an indication of
                                        future performance, and no assurance
                                        can be given as to the level of the
                                        DJIA on any Determination Date. The
                                        value of the DJIA may be lower on the
                                        Determination Dates than on the date of
                                        this pricing supplement so that you
                                        will receive only the principal amount
                                        of the BRIDGES at maturity. We cannot
                                        give you any assurance that the
                                        average value of the DJIA on the
                                        Determination Dates will be higher than
                                        the Initial Index Value so that you
                                        will receive a payment in excess of the
                                        principal amount of the BRIDGES at
                                        maturity.

                                                                              High         Low       Period End
                                                                           ---------    ---------    ----------
                                        1997:
                                          First Quarter..................   7,085.16     6,442.49     6,583.48
                                          Second Quarter.................   7,796.51     6,391.69     7,672.79
                                          Third Quarter..................   8,259.31     7,622.42     7,945.26
                                          Fourth Quarter.................   8,178.31     7,161.15     7,908.25
                                        1998:
                                          First Quarter..................   8,906.43     7,580.42     8,799.81
                                          Second Quarter.................   9,211.84     8,627.93     8,952.02
                                          Third Quarter..................   9,337.97     7,539.07     7,842.62
                                          Fourth Quarter.................   9,374.27     7,632.53     9,181.43
                                        1999:
                                          First Quarter..................  10,006.78     9,120.67     9,786.16
                                          Second Quarter.................  11,107.19     9,832.51    10,970.80
                                          Third Quarter..................  11,326.04    10,213.48    10,337.00
                                          Fourth Quarter.................  11,484.66    10,019.71    11,452.90
                                        2000:
                                          First Quarter..................  11,722.98     9,796.03    10,921.90
                                          Second Quarter.................  11,287.08    10,299.24    10,447.90
                                          Third Quarter..................  11,310.64    10,481.47    10,650.90
                                          Fourth Quarter.................  10,977.21     9,975.02    10,786.80
                                        2001:
                                          First Quarter..................  10,983.63     9,389.48     9,878.78
                                          Second Quarter.................  11,337.92     9,485.71    10,502.40
                                          Third Quarter..................  10,610.00     8,235.81     8,847.56
                                          Fourth Quarter.................  10,136.99     8,836.83    10,021.50
                                        2002:
                                          First Quarter..................  10,635.25     9,618.24    10,403.90
                                          Second Quarter ................  10,381.73     9,120.11     9,243.26
                                          Third Quarter
                                          (through September 9, 2002)....   9,379.50     7,702.34     8,519.38

Use of Proceeds and Hedging...........  The net proceeds we receive from the sale of the BRIDGES will be used for
                                        general corporate purposes and, in
                                        part, by us or by one or more of our
                                        subsidiaries in connection with hedging
                                        our obligations under the BRIDGES. See
                                        also "Use of Proceeds" in the
                                        accompanying prospectus.

                                        On or prior to the date of this pricing
                                        supplement, we, through our
                                        subsidiaries or others, expect to hedge
                                        our anticipated exposure in connection
                                        with the BRIDGES by taking positions in
                                        the stocks underlying the DJIA, in
                                        futures or options contracts on the
                                        DJIA or its component securities listed
                                        on major securities markets, or
                                        positions in any other available
                                        securities or instruments that we may
                                        wish to use in connection with such
                                        hedging. In the event that we pursue
                                        such a hedging strategy, the price at
                                        which we are able to purchase such
                                        positions may be a factor in
                                        determining the pricing of the BRIDGES.
                                        Purchase activity could potentially
                                        increase the value of the DJIA, and
                                        therefore effectively increase the
                                        level of the DJIA that must prevail on
                                        the Determination Dates in order for
                                        you to receive at maturity a payment
                                        that exceeds the principal amount of
                                        the BRIDGES. Although we have no reason
                                        to believe that our hedging activity
                                        will have a material impact on the
                                        value of the DJIA, we cannot give any
                                        assurance that we will not affect such
                                        value as a result of our hedging
                                        activities. Through our subsidiaries,
                                        we are likely to modify our hedge
                                        position throughout the life of the
                                        BRIDGES, including on the Determination
                                        Dates, by purchasing and selling the
                                        stocks underlying the DJIA, futures or
                                        options contracts on the DJIA or its
                                        component stocks listed on major
                                        securities markets or positions in any
                                        other available securities or
                                        instruments that we may wish to use in
                                        connection with such hedging
                                        activities, including by selling all or
                                        part of our hedge position on one or
                                        more of the Determination Dates.

Supplemental Information Concerning
Plan of Distribution..................  Under the terms and subject to conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan
                                        of Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of
                                        BRIDGES set forth on the cover of this
                                        pricing supplement. The Agent proposes
                                        initially to offer the BRIDGES directly
                                        to the public at the public offering
                                        price set forth on the cover page of
                                        this pricing supplement; provided that
                                        the price will be $        per BRIDGES
                                        for purchasers of 100,000 or more
                                        BRIDGES in any single transaction,
                                        subject to the holding period
                                        requirements described below. The Agent
                                        may allow a concession not in excess of
                                            % of the principal amount of the
                                        BRIDGES to other dealers. We expect to
                                        deliver the BRIDGES against payment
                                        therefor in New York, New York on      ,
                                        2002. After the initial offering, the
                                        Agent may vary the offering price and
                                        other selling terms from time to time.

                                        Where an investor purchases 100,000 or
                                        more BRIDGES in a single transaction at
                                        the reduced price, approximately     %
                                        of the BRIDGES purchased by the
                                        investor (the "Delivered BRIDGES") will
                                        be delivered on the Settlement Date.
                                        The balance of approximately     % of
                                        the BRIDGES (the "Escrowed BRIDGES")
                                        purchased by the investor will be held
                                        in escrow at MS & Co. for the benefit
                                        of the investor and delivered to such
                                        investor if the investor and any
                                        accounts in which the investor may have
                                        deposited any of its Delivered BRIDGES
                                        have held all of the Delivered BRIDGES
                                        for 30 calendar days following the
                                        Original Issue Date or any shorter
                                        period deemed appropriate by the Agent.
                                        If an investor or any account in which
                                        the investor has deposited any of its
                                        Delivered BRIDGES fails to satisfy the
                                        holding period requirement, as
                                        determined by the Agent, all of the
                                        investor's Escrowed BRIDGES will be
                                        forfeited by the investor and not
                                        delivered to it. The Escrowed BRIDGES
                                        will instead be delivered to the Agent
                                        for sale to investors. This forfeiture
                                        will have the effect of increasing the
                                        purchase price per BRIDGES for such
                                        investors to 100% of the principal
                                        amount of the BRIDGES. Should investors
                                        who are subject to the holding period
                                        requirement sell their BRIDGES once the
                                        holding period is no longer applicable,
                                        the market price of the BRIDGES may be
                                        adversely affected. See also "Plan of
                                        Distribution" in the accompanying
                                        prospectus supplement.

                                        In order to facilitate the offering of
                                        the BRIDGES, the Agent may engage in
                                        transactions that stabilize, maintain
                                        or otherwise affect the price of the
                                        BRIDGES. Specifically, the Agent may
                                        sell more BRIDGES than it is obligated
                                        to purchase in connection with the
                                        offering, creating a naked short
                                        position in the BRIDGES for its own
                                        account. The Agent must close out any
                                        naked short position by purchasing the
                                        BRIDGES in the open market. A naked
                                        short position is more likely to be
                                        created if the Agent is concerned that
                                        there may be downward pressure on the
                                        price of the BRIDGES in the open market
                                        after pricing that could adversely
                                        affect investors who purchase in the
                                        offering. As an additional means of
                                        facilitating the offering, the Agent
                                        may bid for, and purchase, BRIDGES in
                                        the open market to stabilize the price
                                        of the BRIDGES. Any of these activities
                                        may raise or maintain the market price
                                        of the BRIDGES above independent market
                                        levels or prevent or retard a decline
                                        in the market price of the BRIDGES. The
                                        Agent is not required to engage in
                                        these activities, and may end any of
                                        these activities at any time. See
                                        "--Use of Proceeds and Hedging" above.

License Agreement between Dow Jones
and Morgan Stanley....................  Dow Jones and Morgan Stanley have entered into a non-exclusive license
                                        agreement providing for the license to
                                        Morgan Stanley, and certain of its
                                        affiliated or subsidiary companies, in
                                        exchange for a fee, of the right to use
                                        the DJIA, which is owned and published
                                        by Dow Jones, in connection with
                                        securities, including the BRIDGES.

                                        The license agreement between Dow Jones
                                        and Morgan Stanley provides that the
                                        following language must be set forth in
                                        this pricing supplement:

                                        The BRIDGES are not sponsored,
                                        endorsed, sold or promoted by Dow
                                        Jones. Dow Jones makes no
                                        representation or warranty, express or
                                        implied, to the owners of the BRIDGES
                                        or any member of the public regarding
                                        the advisability of investing in
                                        securities generally or in the BRIDGES
                                        particularly. Dow Jones' only
                                        relationship to Morgan Stanley is the
                                        licensing of certain trademarks, trade
                                        names and service marks of Dow Jones
                                        and of the Dow Jones Industrial
                                        Average(SM) which is determined,
                                        composed and calculated by Dow Jones
                                        without regard to Morgan Stanley or the
                                        BRIDGES. Dow Jones has no obligation to
                                        take the needs of Morgan Stanley or the
                                        owners of the BRIDGES into
                                        consideration in determining, composing
                                        or calculating the Dow Jones Industrial
                                        Average(SM). Dow Jones is not
                                        responsible for and has not
                                        participated in the determination of
                                        the timing of, prices at, or quantities
                                        of the BRIDGES to be issued or in the
                                        determination or calculation of the
                                        equation by which the BRIDGES are to be
                                        converted into cash. Dow Jones has no
                                        obligation or liability in connection
                                        with the administration, marketing or
                                        trading of the BRIDGES.

                                        DOW JONES DOES NOT GUARANTEE THE
                                        ACCURACY AND/OR THE COMPLETENESS OF THE
                                        DOW JONES INDUSTRIAL AVERAGE(SM) OR ANY
                                        DATA INCLUDED THEREIN AND DOW JONES
                                        SHALL HAVE NO LIABILITY FOR ANY ERRORS,
                                        OMISSIONS, OR INTERRUPTIONS THEREIN.
                                        DOW JONES MAKES NO WARRANTY, EXPRESS

                                        OR IMPLIED, AS TO RESULTS TO BE
                                        OBTAINED BY MORGAN STANLEY, OWNERS OF
                                        THE BRIDGES, OR ANY OTHER PERSON OR
                                        ENTITY FROM THE USE OF THE DOW JONES
                                        INDUSTRIAL AVERAGE(SM) OR ANY DATA
                                        INCLUDED THEREIN. DOW JONES MAKES NO
                                        EXPRESS OR IMPLIED WARRANTIES, AND
                                        EXPRESSLY DISCLAIMS ALL WARRANTIES, OF
                                        MERCHANTABILITY OR FITNESS FOR A
                                        PARTICULAR PURPOSE OR USE WITH RESPECT
                                        TO THE DOW JONES INDUSTRIAL AVERAGE(SM)
                                        OR ANY DATA INCLUDED THEREIN. WITHOUT
                                        LIMITING ANY OF THE FOREGOING, IN NO
                                        EVENT SHALL DOW JONES HAVE ANY
                                        LIABILITY FOR ANY LOST PROFITS OR
                                        INDIRECT, PUNITIVE, SPECIAL OR
                                        CONSEQUENTIAL DAMAGES OR LOSSES, EVEN
                                        IF NOTIFIED OF THE POSSIBILITY THEREOF.
                                        THERE ARE NO THIRD PARTY BENEFICIARIES
                                        OF ANY AGREEMENTS OR ARRANGEMENTS
                                        BETWEEN DOW JONES AND MORGAN STANLEY.

                                        "Dow Jones," "Dow Jones Industrial
                                        Average(SM)" and "DJIA(SM)" are service
                                        marks of Dow Jones & Company, Inc. and
                                        have been licensed for use for certain
                                        purposes by Morgan Stanley. Morgan
                                        Stanley's BRIDGES Due June 30, 2009
                                        Based on the Value of the Dow Jones
                                        Industrial Average(SM) are not
                                        sponsored, endorsed, sold or promoted
                                        by Dow Jones, and Dow Jones makes no
                                        representation regarding the
                                        advisability of investing in the
                                        BRIDGES.

ERISA Matters for Pension Plans
and Insurance Companies...............  Each fiduciary of a pension, profit-sharing or other employee
                                        benefit plan subject to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended ("ERISA"), (a "Plan") should
                                        consider the fiduciary standards of
                                        ERISA in the context of the Plan's
                                        particular circumstances before
                                        authorizing an investment in the
                                        BRIDGES. Accordingly, among other
                                        factors, the fiduciary should consider
                                        whether the investment would satisfy
                                        the prudence and diversification
                                        requirements of ERISA and would be
                                        consistent with the documents and
                                        instruments governing the Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also
                                        "Plans"). Unless an exemption applies,
                                        prohibited transactions within the
                                        meaning of ERISA or the Code could
                                        arise, for example, if the BRIDGES are
                                        acquired by or with the assets of a
                                        Plan with respect to which MS & Co.,
                                        MSDWI or any of their affiliates is a
                                        service provider.

                                        We have obtained from the Department of
                                        Labor an exemption from the prohibited
                                        transaction rules that will in most
                                        cases cover the purchase and holding of
                                        BRIDGES by a Plan for whom we or one of
                                        our affiliates is a service provider.
                                        In order for this exemption to apply,
                                        the decision to invest in the BRIDGES
                                        must be made by a Plan
                                        fiduciary, or a Plan participant (in
                                        the case of Plans that provide for
                                        participant-directed investments), who
                                        is independent from us and from our
                                        affiliates. At the time of a Plan's
                                        acquisition of any BRIDGES, no more
                                        than 15% of the Plan's assets should be
                                        invested in BRIDGES.

                                        The exemption described above was
                                        issued by the Department of Labor
                                        pursuant to its "Expedited Exemption
                                        Procedure" under Prohibited Transaction
                                        Class Exemption 96-62. Copies of both
                                        the proposed and final exemption are
                                        available from us upon request.
                                        Purchasers of the BRIDGES have
                                        exclusive responsibility for ensuring
                                        that their purchase and holding of the
                                        BRIDGES do not violate the prohibited
                                        transaction or other rules of ERISA or
                                        the Code.

United States Federal Income
 Taxation.............................  The BRIDGES will be treated as
                                        "contingent payment debt instruments"
                                        for U.S. federal income tax purposes.
                                        Investors should refer to the
                                        discussion under "United States Federal
                                        Taxation--Notes--Notes Linked to
                                        Commodity Prices, Single Securities,
                                        Baskets of Securities or Indices" in
                                        the accompanying prospectus supplement
                                        for a description of the U.S. federal
                                        income tax consequences of ownership
                                        and disposition of the BRIDGES. In
                                        connection with the discussion
                                        thereunder, we have determined that the
                                        "comparable yield" is an annual rate of
                                            % compounded annually. Based on our
                                        determination of the comparable yield,
                                        the "projected payment schedule" for a
                                        BRIDGES (assuming a principal amount of
                                        $10) consists of a projected amount
                                        equal to $        due at maturity.

                                        The following table states the amount
                                        of interest that will be deemed to have
                                        accrued with respect to a BRIDGES
                                        during each accrual period, based upon
                                        our determination of the comparable
                                        yield and the projected payment
                                        schedule:

                                                                                            TOTAL
                                                                                          INTEREST
                                                                                          DEEMED TO
                                                                         INTEREST       HAVE ACCRUED
                                                                         DEEMED TO      FROM ORIGINAL
                                                                          ACCRUE       ISSUE DATE (PER
                                                                          DURING       BRIDGES) AS OF
                                                                          ACCRUAL          END OF
                                                                        PERIOD (PER        ACCRUAL
                                               ACCRUAL PERIOD            BRIDGES)          PERIOD
                                               --------------           -----------    ---------------
                                        Original Issue Date through
                                           December 31, 2002...........
                                        January 1, 2003 through
                                           December 31, 2003...........
                                        January 1, 2004 through
                                           December 31, 2004...........
                                        January 1, 2005 through
                                           December 31, 2005...........
                                        January 1, 2006 through
                                           December 31, 2006...........
                                        January 1, 2007 through
                                           December 31, 2007...........
                                        January 1, 2008 through
                                           December 31, 2008...........

                                                                                            TOTAL
                                                                                          INTEREST
                                                                                          DEEMED TO
                                                                         INTEREST       HAVE ACCRUED
                                                                         DEEMED TO      FROM ORIGINAL
                                                                          ACCRUE       ISSUE DATE (PER
                                                                          DURING       BRIDGES) AS OF
                                                                          ACCRUAL          END OF
                                                                        PERIOD (PER        ACCRUAL
                                               ACCRUAL PERIOD            BRIDGES)          PERIOD
                                               --------------           -----------    ---------------
                                        January 1, 2009 through
                                           June 30, 2009...............

                                        The comparable yield and the projected
                                        payment schedule are not provided for
                                        any purpose other than the
                                        determination of U.S. Holders' interest
                                        accruals and adjustments in respect of
                                        the BRIDGES, and we make no
                                        representation regarding the actual
                                        amounts of payments on a BRIDGES.